Exhibit 99.1

News Release

Contact: Stephen Allison

                Gensym Corporation

                781-265-7100

Gensym Announces First Quarter 2007 Results

Burlington, Mass. – July 12, 2007 – Gensym Corporation (Pink Sheets: GNSM), a leading provider of rule engine software for mission-critical solutions, today announced revenues of $4,093,000 and net income of $179,000, or $0.02 per diluted share, for the quarter ended March 31, 2007. For the corresponding quarter of 2006, Gensym had revenues of $3,888,000 and a net loss of $473,000, or $0.06 per diluted share.

The results for the first quarter of 2007 included a non-cash expense related to stock-based compensation of $10,000, or $0.00 per share, as compared to stock-based compensation expenses of $94,000 or $0.01 per share in the same period of 2006.

“We are pleased to report a profitable first quarter, even after the increase in general and administrative expenses associated with the recently completed restatement of our financial statements” said Robert Ashton, Gensym’s chairman, president and CEO.”

About Gensym Corporation

Gensym Corporation (www.gensym.com) is a leading provider of rule engine software and services for mission-critical solutions that automate decisions in real time. Gensym’s flagship G2 software applies real-time rule technology for decisions that optimize operations and that detect, diagnose, and resolve costly problems. With G2, the world’s largest organizations in manufacturing, utilities, communications, transportation, aerospace, finance, and government maximize the agility of their businesses and achieve greater levels of performance. Gensym and its numerous partners deliver a range of services throughout the world, including training, software support, application consulting, and complete solutions.

Gensym and G2, are registered of Gensym Corporation.

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this news release that relate to prospective events or developments are deemed to be forward-looking statements. These forward-looking statements are subject to important risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the impact of intense competition, the effectiveness of our indirect distribution channel and strategic relationships and the ability of our partners to effectively market and deliver their Gensym-based solutions, fluctuations in demand for our products, and the other risks and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained. We disclaim any intent or obligation to update any forward- looking statement as a result of developments occurring after the date of this news release.

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GENSYM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands

(Unaudited)

	March 31,	December 31,
	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$3,178	$3,238
Accounts receivable, net	3,009	2,952
Other current assets	406	453

Total current assets	6,593	6,643
Property and equipment, net	519	561
Deposits and other assets	124	132

Total assets	$7,236	$7,336

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Other current liabilities	$2,245	$2,468
Deferred revenue	4,379	4,323

Total current liabilities	6,624	6,791
Long term deferred revenue	691	826
Capital lease and other long term liabilities, net of current portion	185	181

Total liabilities	7,500	7,798
Total stockholders' deficit	(264)	(462)

Total liabilities and stockholder's deficit	$7,236	$7,336

GENSYM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2007	2006
REVENUES:
Product	$1,605	$1,692
Services	2,488	2,196

Total revenues	4,093	3,888

COST OF REVENUES:
Product	117	131
Services	1,125	858

Total cost of revenues	1,242	989
Gross profit	2,851	2,899

OPERATING EXPENSES:
Sales and marketing	710	1,304
Research and development	672	961
General and administrative	1,224	1,097

	2,606	3,362

Operating income (loss)	245	(463)
OTHER INCOME (EXPENSE), NET	(11)	(8)

Income (loss) before provision for income taxes	234	(471)
PROVISION FOR INCOME TAXES	55	2

Net income (loss)	$179	$(473)

Basic earnings (loss) per share	$0.02	$(0.06)
Diluted earnings (loss) per share	$0.02	$(0.06)
Weighted average common shares outstanding, basic	7,878	7,437
Weighted average common shares outstanding, diluted	8,052	7,437